Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 18, 2009 relating to the financial statements and financial statement schedule, which appears in Broadpoint Securities Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
New York, NY
May 8, 2009